SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM T-1
                             ---------

                STATEMENT OF ELIGIBILITY UNDER THE
                 TRUST INDENTURE ACT OF 1939 OF A
             CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)


                STATE STREET BANK AND TRUST COMPANY
        (Exact name of trustee as specified in its charter)

                    Massachusetts                              04-1867445
          (Jurisdiction of incorporation or                 (I.R.S. Employer
      organization if not a U.S. national bank)           Identification No.)

                  225 Franklin Street, Boston, Massachusetts 02110
                    (Address of principal executive offices) (Zip Code)

     Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
                  225 Franklin Street, Boston, Massachusetts 02110
                                   (617) 654-3253
              (Name, address and telephone number of agent for service)


                             (HVIDE MARINE INCORPORATED)
                 (Exact name of obligor as specified in its charter)

                      (Delaware)                            (65-0966399)
           (State or other jurisdiction of                (I.R.S. Employer
            incorporation or organization)              Identification No.)

                               2200 ELLER DRIVE
                           FORT LAUDERDALE, FL 33316
              (Address of principal executive offices) (Zip Code)

                 121/2% SENIOR SECURED NOTES DUE JUNE 30, 2007
                        (Title of indenture securities)

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                                    GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                  Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

     Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers. Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor.

         If the Obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

                  (See note on page 2.)

Item 3. through Item 15.   Not applicable.

Item 16. List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility.

         1. A copy of the articles of association of the trustee as now in effect.

A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.


                                                         1


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     5. A copy of each  indenture  referred  to in Item 4. if the  obligor is in default.

                  Not applicable.

     6. The consents of United States institutional trustees required by Section 321(b) of the Act.

The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.


                                  NOTES

         In answering any item of this Statement of Eligibility that relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

         The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                                                     SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the day of June, 2000.


                        STATE STREET BANK AND TRUST COMPANY


                        By:  ______________________________________
                        NAME:  CAUNA M. SILVA
                        TITLE : ASSISTANT VICE PRESIDENT

















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                                         EXHIBIT 6


                                    CONSENT OF THE TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by HVIDE MARINE, INCORPORATED. of its 12 1/2% SENIOR SECURED NOTES DUE JUNE 30, 2007, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                         STATE STREET BANK AND TRUST COMPANY


                                         By:  _______________________________
                                              NAME: CAUNA M. SILVA
                                              TITLE: ASSISTANT VICE PRESIDENT


Dated:







I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                 Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                 David A. Spina
                               Marshall N. Carter
                                Truman S. Casner




                                                       NOTES

         In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter of the obligor, the trustee has relied upon the information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

         The answer to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                                     SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the { DATE}.

                                   STATE STREET BANK AND TRUST COMPANY


                                    By:
                                     NAME: CAUNA M. SILVA
                                     TITLE: ASSISTANT VICE PRESIDENT